Exhibit 24(b) (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 22 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 22, 1997, relating to the financial statements and financial highlights appearing in the April 30, 1997 Annual Report to Shareholders of The AAL U.S. Government Zero Coupon Target Fund, Series 2001 and The AAL U.S. Government Zero Coupon Target Fund, Series 2006 (two of the portfolios constituting The AAL Mutual Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Transfer Agent and Independent Accountants" in the Prospectus and under the heading "General" in the Statement of Additonal Information.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Milwaukee, Wisconsin
June 25, 1997